Assets swap Agreement

Party A: Shandong Haiwang Chemical Stock Co., Ltd (“Haiwang Chemical” or “Party A”)

Address: Yangzi Town, Hanting District, Weifang city
Legal representative: Yang Chunbin Chairman of the company
Party B: Weigang Kehai Chemical Co., Ltd (“Haike Chemical” or “Party B”)

Address: Yangzi Town, Hanting District, Weifang city
Legal representative: Liu Shangxue  Chairman of the company

Regarding：
1. Shandong Haiwang Chemical Co., Ltd (“ Shandong Haiwang”)  is a stock Co., Ltd in accordance with Company Law of China, Shandong Haiwang invested RMB12 million in Weifang Haitai Engineering Investment Co., Ltd (“Haitai”), representing 60% ownership in the latter. Shandong Haiwang also invested RMB4.05 million in Shandong Haijing Photoelectricity Co., Ltd (“Haijing “), representing 60% ownership in the latter. Shandong Haiwang is the majority shareholder of Haitain and Haijing. Shandong Haiwang is a large chemical enterprise, in the business of manufacturing and selling chemical products, such as crude salt, bromine and hydrobromic acid.

2. Weifang Haike Chemical Co., Ltd (“Haike”) is incorporated in accordance with Company Law of China as a limited liability company, with a registered capital of RMB12.12 million. Haike is in the business of manufacturing and selling basic materials, crude salt and coenzyme Q.

3. Haitai’s shareholders include Shandong Haiwang and 4 individuals. It is engaged in development and sale of real estate, and engineering project investment with its own funds.

4. Haijing’s shareholders include Shandong Haiwang and Shanghai Xinhai Industrial Co., Ltd. Haijing is engaged in production and sales of photoelectric components and sales of electric instruments.

In order to consolidate Shandong Haiwang’s strength and boost its profitability, Part A and Part B, on a negation basis, reaches an agreement to swap Party A’s equity inteests in Haijing and Haitai with Haike’s assets as following:

Clause 1：Paraphrase

1．1 Definition

Except otherwise refereed to, the following words has specific meaning as following:

Agreement：	The asset swap Agreement

Haiwang Chemcial：	Haiwang Chemical means Shandong Haiwang Chemical Stock Co., Ltd;

Haike Chemcial：	Weifang Haike Chemical Co., Ltd;

Haitai：	Weifang Haitai Engineering Investment Ltd;

Haijing：	Shandong Haijing Photoelectricity Co., Ltd;

Swap-out assets：	60% equity interest in Haitai and 60% equity interest in Haijing owned by Haiwang Chemical(See affix 1, valuation report)

Swap-in assets：	Operating fixed assets for operating purpose owned by assets Haike Chemical (breakdown See affix 2- valuation report)

Swap ：	Haiwang Chemcial shall swap its equity interest in Haitai and Haijing’s operating fixed asset

Valuation date：	Oct.31st,2007.

Signing date:	The date Haike Chemical and Haiwang Chemcial sign the agreement after competent decision-making bodies within Haiwang Chemcial, Haitai, Haijing and Haike approve the agreement

Effective date：	The date when the requirement under item 1-4 under clause 1 of No.6 Articles are met

Settlement day:	Tenth day after this agreement becomes effective.

Valuer of swap-out asset：	Beijing Dexiang Asset Valuation Co., Ltd;

Valuer of swap-in asset：	Beijing Dexiang Asset Valuation Co., Ltd;

Valuation report for swap-out asset:	The asset valuation report (Jing Delu Ping 2007. No. 43 and 45) in which the valuer valued the swap-out assets

Valuation report for swap-in asset:	The asset valuation report (Jing Delu Ping 2007. No. 44) in which the valuer valued the swap-in assets

Subsidiary:
Any company of other forms of legal person that is controlled directly or indirectly by either party of the Agreement. For this agreement purpose, control is defined as 50% ownership held by either party in the Agreement, or as the right, directly or indirectly, to appoint the majority of the directors or other management staff, or control exerted in other ways such as voting-rights shares, contract

Limit on rights:
Pledge, collateral, lien, option, preemptive rights, preference option, third party’s rights or equity, other limit on rights or any form of guarantee, or other preference arrangements with likewise effect

China :	People’s Republic of China.

1．2 Explanation

1．2.1 The attachment of this agreement is a integral part of this agreement and has the same legal effect as this agreement.

1．2．2 The agreement refers to this agreement as a whole, not a particular clause, attachment or other part. The clause herein refers to the clause or time of this agreement.

1.2. 3  The title of each clause and attachment is set for convenience purpose, and should be be misrepresented as the explanation or implication of each particular clause.

1.2.4 Laws and regulations in the Agreement refers to the prevailing laws and regulations in force except otherwise stated.

1.2.5 One party refers to either party of the agreement. Both parties refer to both parties that enter into this agreement

1.2.6Year, month, day in this agreement means calendar year, month, day.

Clause 2：Pricing of the Swap

2．1 According to terms and conditons of this agreement, Haiwang Chemical agrees to transfer designated assets and all accompanying interest to Haike Chemical; Haike also transfer designated assets and all accompanying interest to to Haiwang Chemical.

2．2 Both Parties agree that the pricing of the asset swap is determined by :

2.2.1 The value of swap-out assets should be determined at the value determined by October 31, 2007 by Beijing Dexiang Asset Valuation Co., Ltd on the valuation report （Jingdelu Ping No.(2007) No.043、045号）at RMB19,026,991.85；

2．2．2 The value of swap-IN assets should be determined at the value determined by October 31, 2007 by Beijing Dexiang Asset Valuation Co., Ltd on the valuation report （Jingdelu Ping No.(2007) No.044）at RMB14,386,581.73;

Clause 3 Treatment on the difference of prices of swap-in and swap-out assets

The difference between the above figures is RMB4,640,410.12, which is paid by Haike Chemical to Haiwang Chemical within 1 moths after the effective date of this agreement.

Clause 4：Treatment on swap-in assets

4．1 Haike Chemical must acquire the commitment letter that all creditors agree to transfer his claim within 10 days after both parties enter into this agreement;

4．2 Land use right, and the rights to buildings and affiliated facilities in this agreement are delivered along with assets

4．3 Haike Chemical agrees to deliver intangible assets, such as patents, proprietary technology, trademarks, professional qualification and trade names along with assets.

Clause 5：Precodition of delivery of assets

Both parties agree and confirm following pre-conditions are met prior to the asset swap:

1.The decision-making body in Haiwang Chemical, Haiting, Haijing, and Haike Chicla has approved the agreemnt

2、The guarantees in this agreement are truthful, true and are not misleading

Clause 6：Delivery

6．1 Both parties agree that the delivery date should be the 10th day since the validity of this agreement

6.2  Both parties agree for the delivery of assets in this transactions ( especially the delivery of ownership of assets, approval documents and filing with local State Administration of Industry and Commerce), both parties shall closely coordinate with each other to take necessary actions to complete the procedures regarding the asset transfer as specified in this agreement.

6.3 This agreement deems the asset swap-out delivery date as when the ownership of the swap-out assets shall be transferred to Haike Chemical to the extent any legal procedures regarding the asset ownership transfer shall be completed. The asset swap-in date shall be the date when Haiwang has essentially control and has obtained the documents supporting the ownership of swap-in assets, and is entitled to the rights and obligations of swap-in assets.

6.4 If any significant situations occurred between the agreement validity date and asset delivery date that adversely impact the swap-in and swap-out assets, both parties shall notify each party in written form. The situation herein includes, but not limited to, any litigation, arbitration, investigation and any other legal proceeding, or any government agencies’ approval documents or instructions, or any matter that cause the target asset to be lost or be destroyed.

If any of above situations occurs, both parties would negotiate whether or not to proceed with the asset transfer

Clause 7 Treatment on claims and debts on the swap-in assets

7.1 The claims on the swap-in assets should be taken over by Haiwang Chemical or its designated third-party.

7.2  The liability on the swap-in assets should be taken over by Haiwang Chemical or its designated third-party.

7.3 Any pending contracts or agreements relating to swap-in assets should be taken over by Haiwang Chemical or its designated third party;

   Haike Chemical assures and guarantees he shall notify the pending contracts or agreements on the swap-in assets to Haiwang chemical.

Clause8  The change in the asset between valuation date and asset delivery date

8.1 Swap-out sssets

8.1.1 Haiwang chemical shall maintain the status quo of swap-out assets and shall not dispose of these assets.

8.1.2 If Haiwang Chemical has to dispose of the swap-out assets, it shall obtain the written consent of Haike Chemical.

8.1.3 Between the valuation date and actual delivery date, If there shall be any immaterial change in the assets and the changes have been approved by Haike Chemical, the asset value should be re-determined by both parties at the delivery date.

8．2 Swap-in assets

8.2.1 Haike chemical shall maintain the status quo of swap-in assets and shall not dispose of these assets.

8.1.2 If Haike Chemical has to dispose of the swap-in assets, it shall obtain the written consent of Haiwang Chemical.

8.1.3 Between the valuation date and actual delivery date, If there shall be any immaterial change in the assets and the changes have been approved by Haiwang Chemical, the asset value should be re-determined by both parties at the delivery date.

Clause 9 Representation, guarantee and commitment by Shandong Haiwang

The following representation, guarantee and commitment are valid till the asset delivery date

9．1 Haiwang Chemical is a on-going operating legal person in accordance with Chinese regulation.

9．2 Authorization and validity

Haiwang Chemcial shall make necessary actions to authorize and execute this agreement, and Haiwang Chemical is entitled to rights and obligations under this agreement. If this agreement is valid, it would be legally binding on Haiwnag.

9．3Compliance and non-default

This agreement shall not contravene Chinese laws, regulations and Chinese government regulations.

9．4approval

Besides authorization procedures within Haiwang Chemcial, the approval, permit, authorization have been appropriately obtained.

9．5 Ownership and unsecured real right

Haiwang Chemical guarantees that it has full ownership to the swap-out assets, and has the rights to own, operate and dispose of the assets. There shall be any legal limitations on the swap-out assets.

9．6 No particular changes

Between valuation date and asset delivery date, Haiwang Chemical shall use the assets as before in a legal way, and guarantees no significant loss, destroy caused to the assets.

9．7 No dispute

Except for disclosed in written form, Haiwang Chemcial guarantees no lawsuits, arbitration, disputes or other legal proceedings are ongoing on the swap-out assets.

9．8 Claims

After the asset delivery date, shall any third party has any objections or claims on the swap-out assets due to circumstances occurring before asset delivery date, Haiwang chemical would be liable to such objections or claims.

9．9 T ruthful disclosure

Haiwang chemical represents the information materials are truthful and complete.

9．10 Validity

The representations, guarantees are valid in this clause after the contract signing date.

Clause 10 Representation, guarantee and commitment by Haike Chemical

The following representation, guarantee and commitment are valid till the asset delivery date

9．1 Haike Chemical Chemical is a on-going operating legal person in accordance with Chinese regulation.

9．2 Authorization and validity

Haike Chemical shall make necessary actions to authorize and execute this agreement, and Haike Chemical is entitled to rights and obligations under this agreement. If this agreement is valid, it would be legally binding on Haike Chemical

 9．3Compliance and non-default

This agreement shall not contravene Chinese laws, regulations and Chinese government regulations.

9．4approval

Besides authorization procedures within Haike Chemical, the approval, permit, authorization have been appropriately obtained.

9．5 Ownership and unsecured real right

Haike Chemical guarantees that it has full ownership to the swap-in assets, and has the rights to own, operate and dispose of the assets. There shall be any legal limitations on the swap-out assets.

9．6 No particular changes

Between valuation date and asset delivery date, Haike Chemical shall use the assets as before in a legal way, and guarantees no significant loss, destroy caused to the assets.

9．7 No dispute

Except for disclosed in written form, Haike Chemical guarantees no lawsuits, arbitration, disputes or other legal proceedings are ongoing on the swap-in assets.

9．8 Claims

After the asset delivery date, shall any third party has any objections or claims on the swap-out assets due to circumstances occurring before asset delivery date, Haike Chemical would be liable to such objections or claims.

9．9 T ruthful disclosure

Haike Chemical represents the information materials are truthful and complete.

9．10 Validity

The representations, guarantees are valid in this clause after the contract signing date.

Clause 11：Taxation

11．1|The taxation incurred on swap-out assets should be borne by Haiwang Chemcial

11．2 The taxation incurred on swap-out assets should be borne by Haike Chemcial

11．3  Other taxes would be borne by both parties in half

Clause 12：Liability

Any party who breached this agreement or any representation or guarantees to bring any damage to the other party, should compensate the other non-breaching party.

Clause 13：Effect, suspension and termination

13．1 The contract shall be effective once the legal representative or authorized person signs off and stamps.

13．1．2 The decision-making body of each party approves；

13．2 Suspension or termination：

13．2．1.  Natural disaster and other unforeseeable, non-preventable situation；

13.  2. 2Both parties agree to terminate this agreement.

13．2．3 If one party beached this agreement, resulting in the other party cannot execute it, the other party could be titled to terminate the agreement.

13．3 The termination of this agreement shall not exempt the liability of the contract-breaching party.

Clause 14：Dispute settlement

14．1  This agreement is governed by Law of the People’s Republic China and its interpretations

14．2 Each party should first settle all disputes related to this agreement on a friendly negotiation basis. Otherwise any party can file legal lawsuit.

Clause 15：Others

15.1 Should any clause if judged to be non-effective, cancellable or non-executable,  the validity of other clauses shall not be affected.

15.2  Each party only shall make amendment, revision or changes to the agreement only if the party has express his intention to do so in written form which are approved by both parties in seal. If each party shall give up any rights under certain clauses in the agreement, he shall provide an written waiver of such rights, and the waiver is not deemed as waiver of other rights not mentioned.

15．3 Any party shall not transfer all or part of the agreement without prior written consent of the other party.

15．4 The titles of terms of this agreement are for the purpose of reading conveniently. They are not a part of this agreement and cannot affect the meaning or interpretation of this agreement in any way.

15．5 This agreement should be made in six copies

Shandong Haiwang Chemical Stock Co., Ltd
/seal/
Legal representative:
/s/ Chunbin Yang

Weifang Haike Chemical Co., Ltd
/s/
Legal representative:
/s/ Shangxue Liu

Contract Date:

December 8, 2007